U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 6, 2020
ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
See the disclosure in Item 5.02 below.

Item 2.02	Results of Operations and Financial Condition.
On May 11, 2020, Advanced Emissions Solutions, Inc. ("ADES" or the "Company") issued a press release related to the filing of ADES's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, and posted to its website an investor presentation related to ADES's financial results for the three months ended March 31, 2020.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information furnished pursuant to this Item 2.02, including the attached exhibits, shall not be deemed "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. The press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes at the end of the press release regarding these forward-looking statements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On May 6, 2020, the Company's board of directors (the "Board") approved the creation of the Chief Accounting Officer position and appointment of Christine Bellino to such position effective May 7, 2020. Effective July 1, 2020, Ms. Bellino will assume the role of principal financial officer while Greg Marken, currently the Company's Chief Financial Officer, will assume the role of principal executive officer.
In connection with her appointment as Chief Accounting Officer, on May 7, 2020 Ms. Bellino and the Company entered into a six-month employment agreement (the “Agreement”). Pursuant to the Agreement, Ms. Bellino is paid a salary of $260,000, per annum, and is guaranteed a bonus under the Company’s short-term Incentive Plan of 40% of her base salary, prorated to match her time with the Company. The Agreement may be terminated by the Company for cause or by Ms. Bellino upon 30 days’ written notice to the Company. There will be no severance pay obligation upon termination of the Agreement.
Ms. Bellino possesses more than 40 years of business and consulting experience with companies of all sizes and complexity from pre-IPO to fortune 100 companies. Ms. Bellino has served as ADES’ VP Risk Process and Controls, Lead Integrator of the acquisition of Carbon Solutions and most recently the SVP of Finance, Accounting and Information Technology responsible for the development and execution of ADES’ internal control over financial reporting framework, enterprise risk management program, process improvement, ERP implementations and finance, accounting and information technology management. Prior to ADES, Ms. Bellino's career included successfully managing accounting, finance and technical accounting functions for multiple publicly traded and private organizations. She has led organizations through complex transformations to support the enhancement of processes and controls and ERP implementations. Ms. Bellino also served as Co-Chair of the 2005/2006 COSO Task Force on Small Business and was responsible for the issuance of Internal Control over Financial Reporting - Guidance for Smaller Public Companies.
Additionally, the Board approved the appointment of Ted Sanders, ADES’ current General Counsel, as Secretary effective on May 6, 2020. This position was previously held by Mr. Marken.

Item 8.01	Other Events.
As disclosed in the Company’s press release included as Exhibit 99.1, the Board has determined to suspend the Company's quarterly dividend.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated May 7, 2020, between the Company and Christine Bellino
99.1	Press Release dated May 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2020

Advanced Emissions Solutions, Inc.
Registrant

/s/ Greg Marken
Greg Marken
Chief Financial Officer

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